UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 9, 2013, Robert A.S. Douglas submitted his resignation from his positions as a director of Landmark Apartment Trust of America, Inc. (the “Company”) and as an independent member of the Company’s audit and nominating and corporate governance committees, effective immediately. Mr. Douglas’ decision to resign as a director was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Douglas’ resignation, and pursuant to Section 1(b) of that certain Amended and Restated Corporate Governance Agreement, dated June 28, 2013, by and among the Company, 23335887 Limited Partnership and the other parties thereto (the “Corporate Governance Agreement”), 2335887 Limited Partnership irrevocably waived its right to have an OPT Director (as defined in the Corporate Governance Agreement) nominated by the Company to the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

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